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March 26, 2024

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549
Commissioners:
We have read Item 4.01 of Form 8-K dated March 26, 2024, of Lifecore Biomedical, Inc. and are in agreement with the statements contained in the first, second, third, fourth and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.
/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited